Exhibit 99.1

Castellum to Present at the H.C. Wainwright Global Investment Conference on September 15

VIENNA, Va., Sept. 09, 2026 (GLOBE NEWSWIRE) -- Castellum, Inc. (NYSE-American: CTM) (“Castellum” “CTM”, “we” or the “Company”), a cybersecurity, electronic warfare, and software services company focused on the federal government, today announced that its President and CEO, Glen Ives, and CFO, David Bell, will be presenting at the H.C. Wainwright Global Investment Conference on Tuesday, September 15, 2026 at the Lotte New York Palace Hotel.

Management will deliver a company presentation and be available for one-on-one investor meetings throughout the event. Investors interested in scheduling a meeting may contact their H.C. Wainwright representative or send an email to lena.cati@theequitygroup.com.

Event Details

Date: Tuesday, September 15, 2026
Webcast: Castellum Inc’s presentation will be available on H.C. Wainwright’s conference website beginning Friday, September 11 at 7:00 am E.T.

About Castellum, Inc.

Castellum, Inc. (NYSE-American: CTM) is a technology company focused on leveraging the power of information technology to help solve our Nation's most pressing national security challenges. CTM provides U.S. government and commercial clients with Cybersecurity, Software Development, Systems Engineering, Information / Electronic Warfare, Program Support, and Data Analytics services. It also offers subject matter expertise in artificial intelligence / machine learning, 5G technologies, model-based systems engineering, program management, information assurance, intelligence analysis, and CMMC compliance. In addition to constantly innovating and enhancing its organic capabilities, Castellum is executing strategic acquisitions of firms that share our passionate commitment to U.S. national security and have a history of bringing exceptional value to their clients. For more information visit: https://castellumus.com.

Contacts:

Castellum, Inc.
1934 Old Gallows Road, Suite 350
Vienna, VA 22182

Investor Relations:

The Equity Group
Lena Cati
(212) 836-9611

lena.cati@theequitygroup.com

Val Ferraro
(212) 836-9633
val.ferraro@theequitygroup.com